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                        LOSELLE GREENAWALT KAPLAN & BLAIR
                        140 EAST 45TH STREET, 42TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 986-6850

                               September 30, 1997

To:   The Board of Directors of
      Nichi Capital Ltd.
      New York, New York

Dear Sirs:

     This firm and Leon B. Lipkin, Esq. have represented Nichi Capital Ltd. (The "Company") in connection with the proposed public offering of not less than 600,000 or more than 1,800,000 shares of the Company's common stock par value $.01 per share (the "Shares"). The Company has filed a Registration Statement as amended by Amendment no. 1 with the Securities and Exchange Commission, file no. 333-25673 (the "Registration Statement").

     We have examined the corporate records relative to the Company's organization; its Restated Certificate of Incorporation and By-laws, in effect on the date hereof and the corporate records of its Board of Directors authorizing the issuance and delivery of the Shares; and such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, it is our opinion that:

     (1) The Company has been and now is legally incorporated under the laws of the State of New York and has full power and authority to issue the Shares;

     (2) All requisite corporate action has been taken by the Company to authorize the issuance and delivery of the Shares;

     (3) The Shares have been duly and validly authorized and will be validly issued, fully paid and non-assessable when certificates for such Shares have been duly executed by the officers of the Company and countersigned and registered by the Transfer Agent and Registrar and delivered against payment therefor in accordance with terms of the proposed public offering.



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The Board of Directors of
Nichi Capital Ltd.
September 30, 1997
Page 2

     We hereby consent to the filing of this opinion as part of the above-mentioned Registration Statement with the Securities and Exchange Commission and to the use of our names with respect thereto in such Registration Statement and in the related Prospectus.

                                           Very truly yours,

                                          /s/ Loselle Greenawalt Kaplan & Blair
                                          -------------------------------------
                                          Loselle Greenawalt Kaplan & Blair


                                          /s/ Leon B. Lipkin, Esq.
                                          -------------------------------------
                                          Leon B. Lipkin, Esq.


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